Exhibit 99.2

S&T Bancorp, Inc

STBA
NASDAQ LISTED

Profile:

S&T Bancorp, Inc. is a $4.4 billion financial holding company headquartered in Indiana, PA, located about 55 miles northeast of Pittsburgh, PA.

Founded in 1902 with a single location in Indiana, PA, S&T Bancorp, Inc. has grown to 59 branch offices that provide a full range of financial services to individuals and businesses in Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties.

S&T has always maintained a sincere interest in both it's customers and the success of the local community. This interest has helped S&T meet its customers' needs with quality banking services as well as foster the economic vitality of its communities.

Strategy:

- ***4 lines of business:***
  - Commercial Banking
  - Retail Banking
  - Wealth Management
  - Insurance
- ***Growth:***
  - Disciplined mergers and acquisitions
  - Selective Denovo and LPO
  - Organic

Recent Mergers and Acquisitions:

August 13, 2012
S&T Bank acquired Gateway Bank of PA adding 2 offices in Cranberry Township and McMurray. Gateway had approximately $99 million in loans and $105 million in deposits.

March 9, 2012
S&T Bank acquired Mainline Bancorp adding 8 offices in Blair and Cambria County. Mainline Bancorp had approximately $130 million in loans and $206 million in deposits.

Key Statistics:

(Data as of 09.30.12)	
Total Assets (in $ millions)	$4,422
Common BV/Share	$17.97
Tangible BV/Share	$11.86

(Data as of 11.30.12)	
Stock Price	$16.97
Market Cap (in $ millions)	$ 505
Dividend Yield	3.54%
Price/Earnings (LTM)	14.4

59 Branches in 11 Western Pennsylvania Counties



Harrisburg
Philadelphia
Pittsburgh
Indiana
Clarion
Jefferson
Clearfield
Butler
Armstrong
Indiana
Allegheny
Pittsburgh
Westmoreland
Cambria
Blair
Washington

Total Shareholder Return

*Includes reinvested dividends except **
(Data as of 09.30.12)

	1 YR	3 YR	5 YR	10 YR
STBA	12.5%	13.9%	-8.2%	-0.1%
NASDAQ Bank	39.2%	7.1%	-6.7%	0.9%
KRX-Dow Jones KBW Regional Bank	48.3%	13.2%	-6.2%	-1.0%*
S&P 500	30.3%	14.4%	1.1%	8.0%

Source: Bloomberg

EQUAL HOUSING LENDER MEMBER FDIC

Senior Management:

Todd D. Brice

President and Chief Executive Officer

Edward C. Hauck

Senior Executive Vice President, Chief Operating Officer

Mark Kochvar

Senior Executive Vice President, Chief Financial Officer

David G. Antolik

Senior Executive Vice President, Chief Lending Officer

Investor Relations Contact:

Mark Kochvar

S&T Bancorp, Inc.,

800 Philadelphia Street

Indiana, PA 15701

724.465.4826

mark.kochvar@stbank.net

For more information visit stbancorp.com.

Common stock traded on the NASDAQ

under the symbol STBA

Analyst Coverage:

The following analysts published research about S&T Bancorp, Inc. in 2012.

Boenning & Scattergood Matt Schultheis • 610.832.5290 mschultheis@boenninginc.com

Guggenheim Partners David Darst • 615.208.1224 david.darst@guggenheimpartners.com

Keefe, Bruyette & Woods Damon Delmonte • 860.722.5908 ddelmonte@kbw.com

RBC Capital Markets

Gerard Cassidy • 207.780.1554

gerard.cassidy@rbccm.com

Sterne Agee

Matthew Breese • 207.699.5800

mbreese@sterneagee.com

Stifel Nicolaus

Collyn Gilbert • 973.549.4092

collyn.gilbert@stifel.com

Financial Highlights:

	3Q12	2Q12	3Q11
Net Income (in $ thousands)	$12,595	$8,600	$12,244
Diluted earnings per Common Share	$0.43	$0.30	$0.44
Dividends Declared per Common Share	$0.15	$0.15	$0.15
Total Assets (in $ millions)	$4,422	$4,347	$4,092
Total Loans (in $ millions)	$3,282	$3,198	$3,136
Total Deposits (in $ millions)	$3,594	$3,518	$3,271
Common Return on Average Assets	1.15%	0.80%	1.20%
Common Return on Average Equity	9.56%	6.80%	8.12%
Net Interest Margin (FTe)	3.50%	3.57%	3.76%
Nonperforming Assets/Loans + OREO	2.06%	2.25%	2.08%
Allowance for Loan Losses/Total Loans	1.41%	1.46%	1.64%
Risk-based Capital - Total	15.45%	15.33%	18.51%
Tangible Common equity/Tangible Assets	8.32%	7.99%	8.30%

Our Reputation Speaks for Itself

Bancography Brand Value Index

S&T recognized as one of the country’s strongest bank brands in our category in all of

Western Pennsylvania.

AARP

S&T voted one of the best employers for workers over 50 years old.

FHLBank of Pittsburgh

S&T honored twice with the Pillars of the Community Award.

S&T Customer Satisfaction Survey

92% of S&T Bank customers say they are highly satisfied with our service.

This document may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company’s latest form 10-Q and 10-K filed with the Securities and Exchange Commission.

This document also contains or references, certain non-GAAP financial measures, such as net interest margin (FTE). Although S&T believes that these measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Forms 10-Q for S&T Bancorp, Inc. and subsidiaries.